UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): November 29, 2005

                             Longview Fibre Company
                _______________________________________________
             (Exact name of registrant as specified in its charter)

     Washington                         001-10061               91-0298760
----------------------------     ------------------------  --------------------
(State or other jurisdiction     (Commission File Number)     (IRS Employer
    of incorporation)                                      Identification No.)

                   300 Fibre Way, Longview, Washington 98632
                   __________________________________________
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (360) 425-1550


                                Not applicable.
         _____________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial
           Obligation or an Obligation under an Off-Balance Sheet Arrangement.

         On November 29, 2005, Longview Fibre Company elected to effect the prepayment of all of the $124.5 million outstanding principal amount of its senior notes, and the company has transmitted prepayment notices to the holders of the senior notes. As a result, the senior notes, which bear fixed interest rates ranging from 7.52% to 8.83% per annum (except in the case of $5.0 million principal amount of the senior notes that bear interest at a floating rate) and which have original scheduled maturities between 2006 and 2010, will be due and payable on December 30, 2005, the prepayment date specified in the prepayment notices. Pursuant to the note purchase agreements under which the senior notes were issued, Longview Fibre Company will effect the prepayment of each of the senior notes at 100% of the principal amount such note, with accrued interest, plus a prepayment premium consisting of a make-whole amount established two business days before the prepayment date based on a then-current market interest rate determined in accordance with the applicable note purchase agreement. The company estimates that the aggregate prepayment premium with respect to the $124.5 million outstanding principal amount of senior notes will be approximately $4.5 million.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in
           Fiscal Year.

         On November 29, 2005, the board of directors of Longview Fibre Company adopted a resolution changing the company's fiscal year from the twelve calendar months ending on October 31 of each year to the twelve calendar months ending on December 31 of each year, effective January 1, 2006. Longview Fibre Company intends to file a report on Form 10-Q covering the transition period from November 1, 2005 through December 31, 2005.

         On November 29, 2005, Longview Fibre Company amended Article XII of its bylaws, effective January 1, 2006, to provide that the fiscal year of the corporation shall comprise twelve months ending on the 31st day of December of each year and that the board of directors may from time to time by resolution change the fiscal year of the corporation. Article XII of the bylaws of Longview Fibre Company currently provides that the fiscal year of the corporation shall comprise twelve months ending on the 31st day of October of each year and that the board of directors may at time from time by resolution change the fiscal year of the corporation. The text of the bylaw amendment is set forth in Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number        Description

3.1           Amendment of Bylaws of Longview Fibre Company


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LONGVIEW FIBRE COMPANY
                                             (Registrant)


Date: November 30, 2005                  By: /s/ Lisa J. McLaughlin
                                            -----------------------------------
                                            Lisa J. McLaughlin
                                            Senior Vice President - Finance,
                                                Secretary and Treasurer

                                 EXHIBIT INDEX

Exhibit
Number            Description

3.1               Amendment of Bylaws of Longview Fibre Company